File # 7890-01
                                                                  March 14, 2003
                                                                IN THE OFFICE OF
                                                 DEAN HELLER, SECRETARY OF STATE

                           CERTIFICATE OF DESIGNATION
                                       OF
                         UNIVERSAL GUARDIAN CORPORATION

                    Certificate of Designations, Preferences
                            Rights and Limitations of

                      SERIES A CONVERTIBLE PREFERRED STOCK
                Under Section 78.1955 of Nevada Revised Statutes

      Michael J. Skellern and Michael A. Briola HEREBY CERTIFY that they are, respectively, the President and the Secretary of UNIVERSAL GUARDIAN CORPORATION (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, and that, pursuant to (i) authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation and (ii) Section
78.1955 of Nevada Revised Statues, the Board of Directors of the Corporation duly adopted the following resolution providing for the issuance of a series of convertible preferred stock, as follows:

RESOLVED, that, pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation and
Section 78.1955 of the Nevada Revised Statues, the Board of Directors hereby creates a series consisting of 3,000,000 shares of Series A Convertible Preferred Stock of the Corporation, and hereby fixes the powers, designation, preferences and rights of the shares of such Series, and the qualifications, limitations, or restrictions thereof (in addition to those provisions set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock), as follows:

1.    SERIES A CONVERTIBLE PREFERRED STOCK.

There is hereby created a separate and distinct series of convertible preferred stock, consisting of 3,000,000 shares thereof, to be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), having the powers, preferences, privileges, and rights, and the qualifications, limitations and restrictions thereon, as are set forth herein. All shares of Series A Preferred Stock shall have a stated value of $1.25 per share and shall be of equal rank with each other. Shares of the Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall not be subject to reissuance by the Corporation for any purpose. Holders of the Series A Preferred Stock may convert the Series A Preferred Stock into Common Stock of the Corporation, par value $0.01 ("Common Stock"), as more particularly set forth below. At the election of the Corporation, dividends on the Series A Preferred Stock may be payable in Common Stock, as more particularly set forth below.

2.    LIQUIDATION PREFERENCE.

      (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the business and affairs of the Corporation, and before the holders of shares either of Common Stock or of any other stock of the Corporation ranking junior to the Series A Preferred Stock shall be entitled to any payment on account of such shares, the holders of Series A Preferred Stock then outstanding shall be entitled to receive as a liquidation preference an amount equal to One Dollar and Twenty Five Cents ($1.25) Dollars per share (the "Liquidation Preference"), plus dividends to which such shareholders have become entitled and which have not theretofore been paid. After the holders of Series A Preferred Stock shall have received such Liquidation Preference payment (including all accrued and unpaid dividends), they shall have no right or claim to any of the remaining assets of the Corporation.

      (b) If upon any liquidation, dissolution or winding up, the Corporation shall have insufficient funds to permit payment to the holders of Series A Preferred Stock then outstanding of the entire account to which they are entitled as a Liquidation Preference thereunder, then such funds are available for such purpose shall be distributed among such holders on the basis of the number of shares of Series A Preferred Stock held by each holder so that, as nearly as may be practicable, the amount each such holder shall receive shall represent the same proportion of such available funds as such holder's total holding of shares of Series A Preferred Stock represents of the total shares of Series A Preferred Stock at the time outstanding.

      (c) The sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with another entity, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section.

3.    DIVIDENDS

      The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, dividends payable either:

      (i) in cash, out of funds legally available for the payment of dividends, at an annual rate equal to six (6%) percent of the Liquidation Preference; or

      (ii) at the election of the Corporation, in fully-paid and non-assessable shares of Common Stock at an annual rate equal to six (6%) percent of the Liquidation Preference, and such shares shall be valued, for the purposes of any dividend payment, at the average of the closing bid price for the Common Stock for the five days on which Common Stock was traded immediately prior to the record date for the payment of such dividend.

      Dividends shall be payable annually on September 30 in each year commencing September 30, 2003, to stockholders of record on the immediately preceding September 30. Dividends payable on shares of Series A Preferred Stock for the initial dividend period for any period less than a full twelve-month period shall accrue from the state of issuance of the shares of Series A Preferred Stock on which such dividends are payable, and shall be computed and apportioned on the basis of a 360-day period composed of twelve 30-day months. Dividends in arrears may be declared and paid at any time, without reference to any regular dividend payment date, to stockholders of record as of a date established by the Board Directors. Holders of Series A Preferred Stock shall not be entitled to any dividends, however payable, in excess of the full dividends provided for herein, and no interest or sum of money in lieu of interest shall be payable in respect of any dividend payment which may be in arrears.

4.    NO DIVIDENDS OR DISTRIBUTIONS TO JUNIOR SECURITIES.

      Exceptions may be otherwise providing in this Certificate, so long as any shares of Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon any Common Stock of the Corporation or upon any other shares of a class or series of stock which is junior in right and ranking to the Series A Preferred Stock, unless all amounts then due to the holders of Series A Preferred Stock, including the dividends provided for herein, have been paid.

5.    VOTING.

      The Series A Preferred Stock shall not vote separately as a class except as required by law, but shall vote with the Common Stock with each share of Preferred Stock having voting right equal to the number of preferred shares into which it may be converted.

6.    CONVERSION INTO COMMON STOCK.

      The holders of Series A Preferred Stock shall have a conversion right as follows (the "Conversion Right").

      (a) Beginning on the date of original issuance of a share of Series A Preferred Stock, each such share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into one share of Common Stock.

      (b) No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock and, in lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock issuable on conversion shall be rounded to the nearer whole number.

      (c) A Conversion Right shall be exercised by a holder by delivering to the Corporation during regular business hours or to such other place as may be designated by the Corporation, the original certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the Corporation (if required by it), accompanied by written notice in substantially the form annexed hereto as Exhibit A, stating that the holder elects to convert such shares (or the amount thereof as to which the conversion right is to be exercised, which amount shall not less than that represented by shares having an aggregate Liquidation Preference of $10,000,) and stating the name or names (with address and Social Security or Federal Taxpayer Identification Number) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

      (d) The Corporation shall, at all times when Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

      (e) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable. No adjustment shall be made for dividends on any share of Series A Preferred Stock which is being converted (u8nless such dividends have been declared and are unpaid as of the Conversion
Date) or on any share of Common Stock issued on exercise of a holder's Conversion Right.

7.    ADJUSTMENTS.

The Conversion Price from time to time in effect shall be subject to adjustment (to the nearest cent0 from time to time as follows:

      (a) In case of any merger (other than a merger in which the Corporation is not the continuing or surviving entity), combination, or any reclassification of the Common Stock of the Corporation, each share of the Series A Preferred Stock shall thereafter be convertible into shares of stock or other securities or property into which a holder of Common Stock immediately prior to such merger, combination or reclassification would have been entitled upon such merger, combination or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of holders of Series A Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter issuable upon conversion. The consummation of the closing of the transaction contemplated by the SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION by and among the Corporation Hollywood Partners.com, Inc., a Delaware corporation now known as Universal Guardian Holdings, Inc. ("UGHO") and the Corporation's shareholders shall be deemed to be a combination for the purposes of this section and each share of Series A Preferred Stock is now convertible into one share of the common stock of UGHO subject to adjustment as hereinafter set forth as though UGHO were the Corporation.

      (b) Whenever the Conversion Price shall be adjusted as provided in this
Section 7, the Corporation shall forthwith file, at the office of the Corporation or of any transfer agent designated as transfer agent for the Series A Preferred Stock, a statement, certified by the President of the Corporation, showing in detail the facts requiring such adjustment and the method of calculating the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of record Series A Preferred Stock at such holder's address as shown in the records of the Corporation.

8.    REDEMPTION AND MANDATORY CONVERSION.

      (a) Beginning on the fifth anniversary of the date of the original issuance of any shares of Series A Preferred Stock, the Corporation, at its sole option, expressed by resolution of its Board of Directors, may call for redemption and may redeem shares of Series A Preferred Stock in whole, or from time to time in part, upon notice ("Redemption Notice") as set forth below. The redemption price per share of Series A Preferred Stock shall be equal to the Liquidation Preference.

      (b) Beginning on the fifth anniversary of the date of original issuance of any shares of Series A Preferred Stock, the Corporation, at its sole option, expressed by resolution of its Board of Directors, may effect a mandatory conversion of the Series A Preferred Stock in whole, or from time to time in part, upon notice ("Conversion Notice") as set forth below; provided, however, that no share of Series A Preferred Stock shall be subject to mandatory conversion hereunder unless the Common Stock issuable upon its conversion shall have a "Market Price", as defined below, equal to at least twice the Liquidation Preference.

      (c) As used herein, the current market price ("Market Price") per share at any date shall be the price of Common Stock on the business day immediately preceding the event requiring a determination hereunder shall be (A) if the principal trading market for such securities is an exchange, the closing price on such exchange on such day provided if trading of such Common Stock is listed on any consolidated tape, the price shall be closing price set forth on such consolidated tape or (B) if the principal market for such securities is the over-the-counter market, the high bid price on such date as set forth by NASDAQ SmallCap or closing price if listed on NASDAQ NMS or, if the security is not quoted on NASDAQ, the high bid price as set forth in the NATIONAL QUOTATION BUREAU sheet or any other recognized quotation source listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on a date prior to the event requiring a determination hereunder, then the current market price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available.

      (d) Notice of any redemption of the Series A Preferred Stock shall be given as set forth in Section 9 below, not less than ten (10) nor more than twenty (20) days prior to the date fixed in such notice for such redemption (the "Redemption Date") to each holder of record of shares of Series A Preferred Stock to be redeemed, at such holder's address as the same shall appear on the books of the Corporation. Such notice shall specify the time and place of redemption, the redemption price, and, if less than all the shares owned by any stockholder are to be redeemed, shall also specify the number of shares which are to be redeemed.

      (e) If any such notice of redemption shall have been duly given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit off the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called of redemption shall no longer be deemed outstanding on and after such redemption date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such redemption date cease terminate, except only the right of the holders thereof to receive the amount payable on redemption, without interest; and provided further that the right to convert shares of Series A Preferred Stock into Common Stock shall terminate, effective as of the day prior to the date of the notice of redemption.


      (f) If any such notice of mandatory conversion shall have been duly given, then, notwithstanding that nay certificate for shares so called for mandatory conversion shall not have been surrendered for cancellation, all shares so called for mandatory conversion shall no longer be deemed outstanding on and after such mandatory conversion date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such mandatory conversion date cease and terminate, except only the right of the holders thereof to receive shares of Common Stock to which they are entitled shall survive and the Series A Preferred Stock shall be deemed, by operation of law, to be the shares of Common Stock into which they have been converted by such notice.


9.    NOTICE.

Any notices required to be given to any holder of Series A Preferred Stock shall be deemed properly given if deposited in the United States mail, postage prepaid, or sent by facsimile or by overnight or express delivery service, followed by duplicate notice via United States first class mail, postage prepaid, and addressed to the holder of record at such holder's address appearing at the books of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its President and by its Secretary, respectively, this 14th day of March, 2003.


By:      /s/ Michael J. Skellern
         --------------------------------------------
         Michael J. Skellern, President


By:      /s/ Michael A. Briola
         --------------------------------------------
         Michael A. Briola, Secretary

Corporate Seal

                                    EXHIBIT A
                NOTICE OF CONVERSION OF SERIES A PREFERRED STOCK
              (To be Executed by the Registered Holder in order to
                     Convert the Series A Preferred Stock)

The undersigned Holder hereby irrevocably elects to convert ___ shares of Series A Preferred Stock, represented by stock certificate No(s). _____ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of UNIVERSAL GUARDIAN HOLDING, INC. (the "Company") according to the conditions of the Certificate of Designation of Series A Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each of the Preferred Stock Certificates being converted is attached hereto.

Date of Conversion:____________________________________________________

Applicable Conversion Price:___________________________________________

Number of Shares of Common Stock to be Issued:_________________________

Name of Holder:________________________________________________________


_______________________________________________________________________
                                   (Signature)

Address:_______________________________________________________________

Social Security of Federal Taxpayer ID No:_____________________________


                                   IMPORTANT:

No shares of Common Stock will be issued until the original Series A Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company. The Holder shall fax, or otherwise deliver, a copy of this completed and fully executed Notice of Conversion to the Company at the office of the Company or such other location designated by the Company, and shall deliver, at the same time, the original Series A Preferred Stock Certificate(s) representing the Series A Preferred Stock being converted, duly endorsed for transfer. The Company shall use its best efforts to cause its Transfer Agent to issue shares of Common Stock and deliver them to the shareholder no later than ten (10) business days following the receipt of a facsimile of this Notice of Conversion AND receipt by the Company of the original Series A Preferred Stock Certificate(s) to be converted, all in accordance with the terms of the Certificate of Designation.